EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D (or any amendments thereto) relating to the Class A common stock of Vida Global Inc. is filed on behalf of each of us.

Dated: May 26, 2026

TVP Bitcoin Venture Fund I, L.P.

By:

TVP Bitcoin Venture GP I, L.L.C.

Its:

General Partner

By:

/s/ Christopher Calicott

Name: Christopher Calicott

Title: Managing Director

TVP Bitcoin Venture GP I, L.L.C.

By:

/s/ Christopher Calicott

Name: Christopher Calicott

Title: Managing Director

TVP Bitcoin Venture Fund II, L.P.

By:

TVP Bitcoin Venture GP II, L.L.C.

Its:

General Partner

By:

/s/ Christopher Calicott

Name: Christopher Calicott

Title: Managing Director

TVP Bitcoin Venture GP II, L.L.C.

By:

/s/ Christopher Calicott

Name: Christopher Calicott

Title: Managing Director

Christopher Calicott

/s/ Christopher Calicott